UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2005

Orchid BioSciences, Inc.

(Exact name of the registrant as specified in its charter)

Delaware	000-30267	22-3392819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4390 US Route One, Princeton, NJ 08540

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 750-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On April 25, 2005, the Board of Directors of the Registrant committed to a plan to close the Registrant’s Germantown, Maryland DNA testing facility. This action was undertaken by the Registrant to streamline its U.S. forensics operations by consolidating all of its forensic DNA testing at its Dallas, Texas and Nashville, Tennessee sites. The Registrant expects to complete this closure by September 30, 2005.

The Registrant currently expects to incur restructuring charges in connection with this action of $2.5 million to $3.0 million in the aggregate, which includes: lease termination costs in the range of $1.5 million to $1.7 million; severance and retention bonuses for employees in the range of $0.4 million to $0.5 million; recruiting and training costs in Registrant’s Dallas and Nashville facilities in connection with the transfer of work from its Germantown facility, in the range of $0.3 million to $0.4 million; and the impairment of assets in Germantown and Dallas, in the range of $0.3 million to $0.4 million. Substantially all of these charges are expected to be reported in the second and third quarter of 2005. The Registrant currently expects these restructuring charges to result in future cash expenditures in the range of $2.2 million to $2.6 million, and that the charge for impairment of assets will not result in any future cash expenditures.

FORWARD-LOOKING INFORMATION

All statements in this Current Report on Form 8-K that are not historical are forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995, including statements regarding: the amount of the restructuring charges and cash expenditures the Registrant expects to incur in connection with the closure of its Germantown facility, the expected timing of the restructuring charges and the expected timing of the completion of the closure of the facility. Such statements are subject to the risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, uncertainties relating to technologies, product development, manufacturing, market acceptance, cost and pricing of the Registrant’s products and services, dependence on government funding and collaborations, regulatory approvals, competition, intellectual property of others, patent protection, litigation, the Registrant’s ability to complete the planned closure and streamlining of its facilities on schedule and the possibility that actual cash expenditures and non-cash charges could exceed the Registrant’s estimates. These risks and other additional factors affecting the Registrant’s business are discussed under the headings “Risks Related to Our Business” and “Risks Associated with Our Common Stock” in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission, and in other filings made by the Registrant with the Securities and Exchange Commission from time to time. The Registrant expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Registrant’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based, except as may be required by law.

Item 2.06 Material Impairments.

See Item 2.05 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

Date: April 28, 2005	By:	/s/ Paul J. Kelly
	Name:	Paul J. Kelly
	Title:	President and CEO